Exhibit 99.1

Zscaler Reports Second Quarter Fiscal 2025 Financial Results
Second Quarter Highlights
•Revenue grows 23% year-over-year to $647.9 million
•Calculated billings grows 18% year-over-year to $742.7 million
•Deferred revenue grows 25% year-over-year to $1,878.5 million
•GAAP net loss of $7.7 million compared to GAAP net loss of $28.5 million on a year-over-year basis
•Non-GAAP net income of $127.1 million compared to non-GAAP net income of $99.4 million on a year-over-year basis
SAN JOSE, California - March 5, 2025 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its second quarter of fiscal year 2025, ended January 31, 2025.

“Growing adoption of Zero Trust and AI is driving strong demand for our platform, resulting in yet another strong quarter that exceeded our guidance on both top and bottom line. We are leading the industry towards Zero Trust Everywhere by transforming security from legacy appliance-based to a Zero Trust architecture,” said Jay Chaudhry, Chairman and CEO of Zscaler. “By combining AI with Zero Trust, we are delivering several key innovations to secure our customers’ use of AI applications, creating new avenues of growth.”

Second Quarter Fiscal 2025 Financial Highlights
•Revenue: $647.9 million, an increase of 23% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $40.1 million, or 6% of revenue, compared to $45.5 million, or 9% of revenue, in the second quarter of fiscal 2024. Non-GAAP income from operations was $140.5 million, or 22% of revenue, compared to $103.2 million, or 20% of revenue, in the second quarter of fiscal 2024.
•Net income (loss): GAAP net loss was $7.7 million, compared to $28.5 million in the second quarter of fiscal 2024. Non-GAAP net income was $127.1 million, compared to $99.4 million in the second quarter of fiscal 2024.
•Net income (loss) per share, diluted: GAAP net loss per share was $0.05, compared to $0.19 in the second quarter of fiscal 2024. Non-GAAP net income per share was $0.78, compared to $0.63 in the second quarter of fiscal 2024.
•Cash flows: Cash provided by operations was $179.4 million, or 27% of revenue, compared to $142.1 million, or 27% of revenue, in the second quarter of fiscal 2024. Free cash flow was $143.4 million, or 22% of revenue, compared to $100.8 million, or 19% of revenue, in the second quarter of fiscal 2024.
•Deferred revenue: $1,878.5 million as of January 31, 2025, an increase of 25% year-over-year.
•Cash, cash equivalents and short-term investments: $2,880.2 million as of January 31, 2025, an increase of $470.6 million from July 31, 2024.

Recent Business Highlights
•Introduced the industry’s first Zero Trust Segmentation solution for branches and cloud environments. The new solution improves customers’ security posture by preventing lateral movement from ransomware attacks, while cutting firewall and infrastructure spend in half.

•Started offering the Zero Trust Network Access (ZTNA) service natively integrated within RISE with SAP. Zscaler Private Access™ (ZPA™) for SAP helps enable SAP customers with on-premises ERP workloads to simplify and de-risk their cloud migration, without the complexity and risk associated with traditional VPNs.

•Appointed Phil Tee as EVP of AI Innovations. Tee previously co-founded an enterprise AI-driven provider of intelligent monitoring solutions for DevOps and ITOps.

•Achieved FedRAMP authorization for Zscaler Zero Trust Browser. The authorization assures agencies of compliance with rigorous security standards, facilitating cloud adoption and streamlining the procurement process.

•Announced that Nokia, a multinational technology leader, is migrating from its traditional firewall-based security model to the Zscaler Zero Trust Exchange to enhance its security, improve operational efficiency, and strengthen cloud capabilities.

Change in Non-GAAP Measures Presentation
Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.
Financial Outlook
For the third quarter of fiscal 2025, we expect:
•Revenue of $665 million to $667 million
•Non-GAAP income from operations of $140 million to $142 million
•Non-GAAP net income per share of approximately $0.75 to $0.76, assuming approximately 163 million fully diluted shares outstanding and a non-GAAP tax rate of 23%
For the full year of fiscal 2025, we expect:
•Revenue of approximately $2.640 billion to $2.654 billion
•Calculated billings of $3.153 billion to $3.168 billion
•Non-GAAP income from operations of $562 million to $572 million
•Non-GAAP net income per share of $3.04 to $3.09, assuming approximately 163.5 million fully diluted shares outstanding and a non-GAAP tax rate of 23%
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization of debt issuance costs, and amortization expense of acquired intangible assets. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its second quarter of fiscal 2025 and outlook for its third quarter of fiscal 2025 and full year fiscal 2025 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Wednesday, March 5, 2025
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:	To join by phone, register at the following link: (https://register.vevent.com/register/BI81201a44d72f48cab018ea30aa79b03b). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.
Upcoming Conferences
Third quarter of fiscal 2025 investor conference participation schedule:

•Morgan Stanley Technology, Media and Telecom Conference in San Francisco
Thursday, March 6, 2025

•Susquehanna Travel, Tech + Gambling Forum (Virtual)
Friday, March 7, 2025

•Loop Capital Markets 2025 Investor Conference (Virtual)
Monday, March 10, 2025

•Stifel Technology 2025 Technology One-on-One Conference in New York City
Tuesday, March 11, 2025

•Cantor Global Technology Conference in New York City
Wednesday, March 12, 2025

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the third quarter of fiscal 2025 and full year fiscal 2025. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscriptions and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission ("SEC"), including our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024 filed on December 5, 2024 and our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 filed on September 12, 2024, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 160 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Ashwin Kesireddy
VP, Investor Relations and Strategic Finance
(415) 798-1475
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Revenue	$647,900	$524,999	$1,275,855	$1,021,702
Cost of revenue (1) (2)	148,498	117,199	289,960	228,593
Gross profit	499,402	407,800	985,895	793,109
Operating expenses:
Sales and marketing (1) (2)	307,872	276,481	613,959	543,592
Research and development (1) (2)	170,860	122,181	325,114	235,720
General and administrative (1)	60,810	54,595	117,629	105,311
Total operating expenses	539,542	453,257	1,056,702	884,623
Loss from operations	(40,140)	(45,457)	(70,807)	(91,514)
Interest income	30,878	28,385	60,926	54,327
Interest expense (3)	(2,339)	(3,605)	(5,482)	(6,764)
Other income (expense), net	(4,936)	172	(5,588)	(1,040)
Loss before income taxes	(16,537)	(20,505)	(20,951)	(44,991)
Provision for (benefit from) for income taxes (4)	(8,813)	7,964	(1,176)	16,961
Net loss	$(7,724)	$(28,469)	$(19,775)	$(61,952)
Net loss per share, basic and diluted	$(0.05)	$(0.19)	$(0.13)	$(0.42)
Weighted-average shares used in computing net loss per share, basic and diluted	153,672	148,951	153,114	148,287
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$17,619	$13,434	$33,412	$26,389
Sales and marketing	69,979	65,855	134,845	124,523
Research and development	65,896	44,120	124,761	85,163
General and administrative	22,862	22,127	43,912	42,190
Total	$176,356	$145,536	$336,930	$278,265
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$3,815	$2,717	$7,490	$5,434
Sales and marketing	425	226	850	452
Research and development	5	140	145	233
Total	$4,245	$3,083	$8,485	$6,119

(3) Includes amortization of debt issuance costs	$982	$978	$1,963	$1,955

(4) Benefit from a release of valuation allowance (*)	$17,188	$—	$17,188	$—
(*) During the three months ended January 31, 2025, we recognized a tax benefit of $17.2 million attributable to the release of the valuation allowance on United Kingdom (U.K.) deferred tax assets.

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	January 31,	July 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,758,506	$1,423,080
Short-term investments	1,121,734	986,574
Accounts receivable, net	514,314	736,529
Deferred contract acquisition costs	156,079	148,873
Prepaid expenses and other current assets	114,573	101,561
Total current assets	3,665,206	3,396,617
Property and equipment, net	422,315	383,121
Operating lease right-of-use assets	83,703	89,758
Deferred contract acquisition costs, noncurrent	284,286	296,525
Acquired intangible assets, net	55,658	63,835
Goodwill	417,730	417,029
Other noncurrent assets	77,070	58,083
Total assets	$5,005,968	$4,704,968

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,600	$23,309
Accrued expenses and other current liabilities	90,626	91,708
Accrued compensation	140,430	160,810
Deferred revenue	1,595,780	1,643,919
Convertible senior notes	1,147,513	1,142,275
Operating lease liabilities	49,917	50,866
Total current liabilities	3,048,866	3,112,887
Deferred revenue, noncurrent	282,725	251,055
Operating lease liabilities, noncurrent	40,912	44,824
Other noncurrent liabilities	26,119	22,100
Total liabilities	3,398,622	3,430,866
Stockholders’ Equity
Common stock	155	152
Additional paid-in capital	2,797,350	2,426,819
Accumulated other comprehensive loss	(22,304)	(4,789)
Accumulated deficit	(1,167,855)	(1,148,080)
Total stockholders’ equity	1,607,346	1,274,102
Total liabilities and stockholders’ equity	$5,005,968	$4,704,968

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	January 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(19,775)	$(61,952)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	45,911	29,361
Amortization expense of acquired intangible assets	8,485	6,119
Amortization of deferred contract acquisition costs	79,191	61,504
Amortization of debt issuance costs	1,963	1,955
Non-cash operating lease costs	31,565	21,633
Stock-based compensation expense	329,295	269,570
Accretion of investments purchased at a discount	(10,110)	(9,582)
Unrealized losses on hedging transactions	3,036	2,841
Deferred income taxes	(17,359)	(1,437)
Other	1,303	1,403
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	222,043	102,374
Deferred contract acquisition costs	(74,158)	(67,744)
Prepaid expenses, other current and noncurrent assets	(12,144)	2,660
Accounts payable	98	(2,412)
Accrued expenses, other current and noncurrent liabilities	(11,481)	6,020
Accrued compensation	(20,380)	562
Deferred revenue	(16,469)	62,477
Operating lease liabilities	(30,246)	(22,477)
Net cash provided by operating activities	510,768	402,875
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(32,043)	(59,553)
Capitalized internal-use software	(43,416)	(17,816)
Payments for business acquisitions, net of cash acquired	(834)	(4,377)
Purchase of strategic investments	(786)	(2,000)
Purchases of short-term investments	(729,066)	(761,796)
Proceeds from maturities of short-term investments	605,003	594,687
Proceeds from sale of short-term investments	—	2,105
Net cash used in investing activities	(201,142)	(248,750)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,456	3,848
Proceeds from issuance of common stock under the employee stock purchase plan	22,344	18,407
Net cash provided by financing activities	25,800	22,255
Net increase in cash and cash equivalents	335,426	176,380
Cash and cash equivalents at beginning of period	1,423,080	1,262,206
Cash and cash equivalents at end of period	$1,758,506	$1,438,586

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024

Revenue	$647,900	$524,999	$1,275,855	$1,021,702

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$499,402	$407,800	$985,895	$793,109
Add: Stock-based compensation expense and related payroll taxes	17,619	13,434	33,412	26,389
Add: Amortization expense of acquired intangible assets	3,815	2,717	7,490	5,434
Non-GAAP gross profit	$520,836	$423,951	$1,026,797	$824,932
GAAP gross margin	77%	78%	77%	78%
Non-GAAP gross margin	80%	81%	80%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(40,140)	$(45,457)	$(70,807)	$(91,514)
Add: Stock-based compensation expense and related payroll taxes	176,356	145,536	336,930	278,265
Add: Amortization expense of acquired intangible assets	4,245	3,083	8,485	6,119
Non-GAAP income from operations	$140,461	$103,162	$274,608	$192,870
GAAP operating margin	(6)%	(9)%	(6)%	(9)%
Non-GAAP operating margin	22%	20%	22%	19%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(7,724)	$(28,469)	$(19,775)	$(61,952)
Add: GAAP provision for (benefit from) income taxes	(8,813)	7,964	(1,176)	16,961
GAAP loss before income taxes	(16,537)	(20,505)	(20,951)	(44,991)
Add:
Stock-based compensation expense and related payroll taxes	176,356	145,536	336,930	278,265
Amortization expense of acquired intangible assets	4,245	3,083	8,485	6,119
Amortization of debt issuance costs	982	978	1,963	1,955
Non-GAAP net income before income taxes	165,046	129,092	326,427	241,348
Non-GAAP provision for income taxes (1)	37,965	29,691	75,083	55,510
Non-GAAP net income	$127,081	$99,401	$251,344	$185,838

GAAP provision for (benefit from) income taxes	$(8,813)	$7,964	$(1,176)	$16,961
Add: Income tax and other tax adjustments (2)	46,778	21,727	76,259	38,549
Non-GAAP provision for income taxes (1)	$37,965	$29,691	$75,083	$55,510
Non-GAAP effective tax rate (1)	23%	23%	23%	23%

Non-GAAP net income	127,081	99,401	251,344	185,838
Add: Non-GAAP interest expense, net of tax related to the convertible senior notes	276	276	552	552
Numerator used in computing non-GAAP net income per share, diluted	$127,357	$99,677	$251,896	$186,390

GAAP net loss per share, diluted	$(0.05)	$(0.19)	$(0.13)	$(0.42)
Stock-based compensation expense and related payroll taxes	1.09	0.91	2.08	1.75
Amortization expense of acquired intangible assets	0.03	0.02	0.05	0.04
Amortization of debt issuance costs	0.01	0.01	0.01	0.01
Income tax and other tax adjustments (2)	(0.29)	(0.14)	(0.47)	(0.24)
Non-GAAP interest expense related to the convertible senior notes	—	—	—	—
Adjustment to total fully diluted earnings per share (3)	(0.01)	0.02	0.01	0.03
Non-GAAP net income per share, diluted	$0.78	$0.63	$1.55	$1.17

Weighted-average shares used in computing GAAP net loss per share, diluted	153,672	148,951	153,114	148,287
Add: Outstanding potentially dilutive equity incentive awards	2,988	4,670	2,848	4,226
Add: Convertible senior notes	7,626	7,626	7,626	7,626
Less: Antidilutive impact of capped call transactions (4)	(1,769)	(2,093)	(1,505)	(1,254)
Weighted-average shares used in computing non-GAAP net income per share, diluted	162,517	159,154	162,083	158,885
___________

(1) Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.

(2) Consists of income tax adjustments related to our long-term non-GAAP effective tax rate of 23%. In the three months ended January 31, 2025, the adjustments exclude the tax benefit of $17.2 million attributable to the release of the valuation allowance on U.K. deferred tax assets.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2025	2024	2025	2024
Calculated Billings
Revenue	$647,900	$524,999	$1,275,855	$1,021,702
Add: Total deferred revenue, end of period	1,878,505	1,502,175	1,878,505	1,502,175
Less: Total deferred revenue, beginning of period	(1,783,720)	(1,399,544)	(1,894,974)	(1,439,676)
Calculated billings	$742,685	$627,630	$1,259,386	$1,084,201

Free Cash Flow
Net cash provided by operating activities	$179,433	$142,069	$510,768	$402,875
Less: Purchases of property, equipment and other assets	(15,018)	(30,894)	(32,043)	(59,553)
Less: Capitalized internal-use software	(20,987)	(10,387)	(43,416)	(17,816)
Free cash flow	$143,428	$100,788	$435,309	$325,506

Free Cash Flow Margin
Net cash provided by operating activities, as a percentage of revenue	27%	27%	40%	39%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(2)%	(6)%	(3)%	(6)%
Less: Capitalized internal-use software, as a percentage of revenue	(3)%	(2)%	(3)%	(2)%
Free cash flow margin	22%	19%	34%	32%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance.
Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, amortization of debt issuance costs, and the non-GAAP provision for income taxes adjustment. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense related to the convertible senior notes divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.